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[DECHERT LLP LETTERHEAD AND LOGO]


                                                                   Exhibit 11(B)



ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale AZ 85258

Re:   ING Series Fund, Inc.
      (File No. 333-101350)

Dear Sirs:

      We hereby consent to the filing of our opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement of ING Series Fund, Inc. and to any references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                              Very truly yours,


                              /s/ Dechert LLP